Exhibit 99.1
Calamos Asset Management, Inc. 2020 Calamos Court Naperville, Illinois 60563 800.323.9943 www.calamos.com

FOR IMMEDIATE RELEASE	News Release

Contact: Maryellen Thielen 630-955-4830	Note: CLMS investor conference call today at 5 p.m. ET at www.calamos.com
Calamos Asset Management, Inc. Reports Results for
the First Quarter of 2007
•	Revenues were $115.7 million for the first quarter of 2007, a 4 percent decrease from the same period of 2006

•	Diluted earnings per share were 32 cents for the first quarter of 2007, versus 38 cents for the 2006 quarter

•	The board declared a regular quarterly dividend of 11 cents per share

•	Calamos recruited new fixed income and cash management investment teams to complement its core investment expertise, accelerate product expansion
          NAPERVILLE, Ill., April 23, 2007 – Calamos Asset Management, Inc. (NASDAQ: CLMS) today announced results for the first quarter of 2007.
          The company had $42.6 billion in assets under management at March 31, 2007, compared with $47.6 billion at March 31, 2006. Revenues for the quarter ended March 31, 2007 were $115.7 million, a 4 percent decrease from $120.6 million for the first quarter of 2006. First quarter 2007 operating income was $50.2 million, compared with $58.6 million for the same period a year ago. Operating margin was 43.4 percent, versus 48.6 percent for the first quarter of 2006.
          Net income for the first quarter of 2007, representing 23.2 percent of the operating companies’ results, was $7.5 million, 16 percent lower than the $9.0 million reported for the first quarter of 2006. Diluted earnings per share were 32 cents per share for the first quarter of 2007, a decrease of 16 percent from 38 cents per share for the year-earlier period.
          Also during the first quarter, the firm expanded its investment capabilities by recruiting six investment professionals to further diversify the company and accelerate its expansion into complementary investment strategies. Subsequently, Calamos filed registration statements for a total return bond fund and government money market fund. In addition, the firm launched an open-end fund and hedge fund during the first quarter.
          “Our new fixed income and cash management investment teams complement our core expertise in enhanced fixed income,” said John P. Calamos, Sr., chairman and chief executive officer. “We see this as an opportunity to further diversify our investment strategies and better serve clients’ risk and wealth management needs. For example, we will have broader
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CALAMOS ASSET MANAGEMENT, INC.

capabilities to offer portfolios that blend the equity and fixed income asset classes to meet yield and total return objectives.”
          Also announced today, the board of directors declared a regular quarterly dividend of 11 cents per share, payable on May 23, 2007 to shareholders of record on May 8, 2007.
          At March 31, 2007, the company had $32.1 billion in mutual funds and $10.5 billion in separate accounts, for a total of $42.6 billion in assets under management. At Dec. 31, 2006, the company had $33.7 billion in mutual funds and $11.0 billion in separate accounts, totaling $44.7 billion. The 4.9 percent decrease was due to $2.6 billion in net redemptions, partially offset by $456 million in net market appreciation. Average assets under management for the first quarter of 2007 were $43.8 billion, a 5 percent decrease from $46.3 billion for the same period of 2006.
          For the 12 months ended March 31, 2007, assets under management decreased by 11 percent from $47.6 billion at March 31, 2006, due to $4.9 billion in net redemptions and $161 million in net market depreciation.
          In addition to introducing new fixed income and cash management investment teams, company developments since the beginning of 2007 included:
•	In early April, Calamos filed a registration statement in connection with a new closed-end fund. The Calamos Global Diversified Income and Opportunities Fund’s objective is to generate a high level of current income, with capital appreciation as a secondary goal. The fund will invest mainly in a globally diversified portfolio of convertible securities, common and preferred stocks, and income-producing debt securities.

•	The firm now has seven funds greater than $1 billion in assets under management. Assets in the Calamos Global Growth and Income Fund rose 14 percent during the quarter to $1.0 billion at March 31, 2007, while the Calamos Market Neutral Income Fund grew 21 percent during the quarter to $1.1 billion.

•	The company invested $30 million to launch its 11th open-end mutual fund on March 1. The Calamos Global Equity Fund invests in equity securities across the market capitalization spectrum within and outside the United States, in both developed and emerging markets. The fund was introduced to complement the Calamos Global Growth and Income Fund (a global portfolio of equities and enhanced fixed income securities) and the Calamos International Growth Fund (international equities).

•	Calamos also invested $50 million to introduce a market neutral opportunities hedge fund. To date, the company has invested a total of $261 million across its portfolios. Management believes that investing corporate capital in Calamos funds helps diversify the business, aligns the company with its clients, and produces a stream of revenue that can be used to invest in and grow the firm.
          Management will hold an investor conference call at 5 p.m. Eastern time on Monday, April 23. To access the live call and view management’s presentation, click on the Investor Relations tab at www.calamos.com. Alternatively, participants may listen to the live call by dialing 800-374-2572 (706-679-3532 outside the U.S.). Management’s presentation and a replay of the call will be available until May 23 by clicking on the Investor Relations tab at
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CALAMOS ASSET MANAGEMENT, INC.

www.calamos.com. Until the end of the day on April 25, an audio replay will be available by dialing 800-642-1687 (706-645-9291 outside the U.S.) and entering conference ID number 4588231.
          Calamos Asset Management, Inc. (NASDAQ: CLMS) is a diversified investment firm offering equity, high yield, convertible and alternative investment strategies, among others. The firm serves institutions and individuals via separately managed accounts and a family of open-end and closed-end funds, offering a risk-managed approach to capital appreciation and income-producing strategies. For more information, visit www.calamos.com.
          From time to time, information or statements provided by us, including those within this news release, may contain certain forward-looking statements relating to future events, future financial performance, strategies, expectations, competitive environment and regulations. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Such risks and uncertainties include, but are not limited to: loss of revenues due to contract terminations and redemptions, our ownership structure, catastrophic or unpredictable events, unavailability of third-party retail distribution channels, damage to our reputation, our interpretation of and positioning relative to the market, fluctuations in the financial markets and the competitive conditions in the mutual fund, asset management and broader financial services sectors. For a discussion concerning some of these and other risks, uncertainties and other important factors that could affect future results, see “Forward-Looking Information” in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, where applicable, “Risk Factors” in the company’s annual and quarterly reports filed with the U.S. Securities and Exchange Commission.
          Before investing, carefully consider the funds’ investment objectives, risks, charges and expenses. Contact (800) 582-6959 or visit www.calamos.com for a prospectus containing this and other information. Please read it carefully.
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CALAMOS ASSET MANAGEMENT, INC.

Calamos Asset Management, Inc.
Unaudited Consolidated Condensed Statements of Operations
(in thousands, except per share data)

	Three Months Ended March 31,
	2007	2006

Revenues:
Investment management fees	$78,475	$81,479
Distribution and underwriting fees	36,181	38,140
Other	1,044	999

Total revenues	115,700	120,618
Expenses:
Employee compensation and benefits	20,766	19,006
Distribution and underwriting expense	25,027	24,965
Amortization of deferred sales commissions	7,878	7,740
Marketing and sales promotion	3,482	3,223
General and administrative	8,392	7,059

Total expenses	65,545	61,993

Operating income	50,155	58,625
Total other income (expense), net	3,137	6,031

Income before minority interest in Calamos Holdings LLC and income taxes	53,292	64,656
Minority interest in Calamos Holdings LLC	40,708	49,623

Income before income taxes	12,584	15,033
Income taxes	5,050	6,028

Net income	$7,534	$9,005

Earnings per share, basic	$0.32	$0.39

Weighted average shares outstanding, basic	23,324,182	23,161,998

Calculation of earnings per share, diluted, assuming exchange of membership units:
Income before minority interest in Calamos Holdings LLC and income taxes	$53,292	$64,656
Impact of income taxes	21,386	25,927

Earnings available to common shareholders	$31,906	$38,729

Earnings per share, diluted	$0.32	$0.38

Weighted average shares outstanding, diluted	100,764,966	100,973,155

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CALAMOS ASSET MANAGEMENT, INC.

Calamos Asset Management, Inc.
Assets Under Management
(in millions)

	Quarter Ended March 31,		Change
	2007	2006	Amount	Percent
Mutual Funds
Beginning assets under management	$33,704	$32,244	$1,460	5%
Net purchases (redemptions)	(1,952)	1,388	(3,340)	241
Market appreciation	334	1,760	(1,426)	81

Ending assets under management	32,086	35,392	(3,306)	9

Average assets under management	33,011	34,254	(1,243)	4

Separate Accounts
Beginning assets under management	11,021	11,561	(540)	5
Net purchases (redemptions)	(679)	52	(731)	1,406
Market appreciation	122	596	(474)	80

Ending assets under management	10,464	12,209	(1,745)	14

Average assets under management	10,770	12,012	(1,242)	10

Total Assets Under Management
Beginning assets under management	44,725	43,805	920	2
Net purchases (redemptions)	(2,631)	1,440	(4,071)	283
Market appreciation	456	2,356	(1,900)	81

Ending assets under management	42,550	47,601	(5,051)	11

Average assets under management	$43,781	$46,266	$(2,485)	5%

	At March 31,		Change
	2007	2006	Amount	Percent

Mutual Funds
Open-end funds	$25,706	$29,216	$(3,510)	12%
Closed-end funds	6,380	6,176	204	3

Total mutual funds	32,086	35,392	(3,306)	9
Separate Accounts
Institutional accounts	4,849	5,716	(867)	15
Managed accounts	5,482	6,393	(911)	14
Alternative investments	133	100	33	33

Total separate accounts	10,464	12,209	(1,745)	14

Ending assets under management	$42,550	$47,601	$(5,051)	11%

	At March 31,		Change
Assets by Strategy	2007	2006	Amount	Percent

Equity	$21,050	$26,314	$(5,264)	20%
Balanced	12,716	12,068	648	5
Convertible	4,528	5,814	(1,286)	22
High Yield	2,977	2,874	103	4
Alternative	1,279	531	748	141

Ending assets under management	$42,550	$47,601	$(5,051)	11%

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